UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

as amended

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

WMI HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Below is the form of letter that WMI Holdings Corp. mailed to certain shareholders commencing on or about May 29, 2013

WMI Holdings Corp.	1201 Third Avenue, Suite 3000 Seattle, WA 98101

May 29, 2013

[Insert name and address]

Dear _

Thank you for being a shareholder of WMI Holdings Corp. (the “Company”).

We are in receipt of your Notice Regarding the Availability of Proxy Materials for Shareholder Meeting, whereby you attempted to submit your vote on the matters described therein. Unfortunately, the document you submitted to us was informational only and we cannot use it to include your shares for purposes of establishing a quorum for the meeting or to record your vote in connection with the matters that have been submitted to our shareholders for approval.

Copies of the Company’s 2013 Proxy Statement and a voting card are enclosed for your use. Please follow the voting instructions set for in these materials.

Sincerely,

WMI Holdings Corp.